POWER OF ATTORNEY
I, David L. Wood, of PSB Group, Inc.
(the "Company"), hereby authorize and designate each of
Robert L. Cole, David A. Wilson and Timothy E. Kraepel
as my agent and attorney-in-fact, with full power of
substitution, to prepare and sign on my behalf any Form 3,
Form 4 or Form 5 under Section 16 of the Securities Exchange
Act of 1934 and file the same with the SEC and each stock
exchange on which the Company's stock is listed.
	This Power of Attorney shall remain in effect until the
undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
Dated: September 21, 2003			Signed: /s/David L. Wood